Registration Number 333-_______________
As filed with the Securities and Exchange Commission on August 9, 2016.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
StarTek, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1370538 (I.R.S. employer Identification No.)

8200 E. Maplewood Ave., Suite 100 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip code)

STARTEK, INC. 2008 EQUITY INCENTIVE PLAN
As amended and restated June 14, 2016
(Full title of the plan)

Donald Norsworthy
Senior Vice President, Chief Financial Officer and Treasurer
StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111
(Name and address of agent for service)

(303) 262-4500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer X	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	250,000 shares	$4.315	$1,078,750	$108.64
1
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock that become issuable under the StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

2
Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the New York Stock Exchange on August 3, 2016, pursuant to Rule 457(c) and 457(h)(1).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 250,000 shares of common stock, par value $0.01 per share (“Common Stock”), of StarTek, Inc. (the “Company”) to be issued pursuant to the StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated June 14, 2016 (the “Plan”). The Company registered 1,174,298 shares of Common Stock for issuance under the Plan on a Registration Statement on Form S-8 (File No. 333-150634) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2008, and an additional 500,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-195801), filed with the Commission on May 8, 2014. In accordance with Section E of the General Instructions to Form S-8, the Initial Registration Statement previously filed with the Commission relating to the Plan is incorporated herein by reference, except that provisions contained in Part II of the Initial Registration Statement are modified as set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company hereby incorporates by reference in this Registration Statement the following documents:
(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2015,

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (as defined below) since the end of the fiscal year covered by the Annual Report referred to in (a) above, and

(c) The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
In addition, all other reports and documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement, filed January 29, 1997).
3.2
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 8, 2000).

3.3
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 14, 2000).

3.4	Amended and Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 6, 2007).

4.2
StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed on April 29, 2016).

5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of EKS&H LLLP.
23.2	Consent of Ernst & Young, LLP.
23.3	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on August 9, 2016.

STARTEK, INC.
By:	/s/ Chad A. Carlson
Chad A. Carlson
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad A. Carlson and Donald Norsworthy or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad A. Carlson Chad A. Carlson Principal Executive Officer	Director, President and Chief Executive Officer*	August 9, 2016

/s/Donald Norsworthy Donald Norsworthy Principal Accounting and Financial Officer	Senior Vice President, Chief Financial Officer and Treasurer	August 9, 2016

/s/ Ed Zschau Ed Zschau	Chairman of the Board*	August 9, 2016

/s/ Arnaud Ajdler Arnaud Ajdler	Director*	August 9, 2016

/s/ Jack D. Plating Jack D. Plating	Director*	August 9, 2016

/s/ Benjamin L. Rosenzweig Benjamin L. Rosenzweig	Director*	August 9, 2016

/s/ Robert Sheft Robert Sheft	Director*	August 9, 2016

*	These directors constitute a majority of the Board of Directors.

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement, filed January 29, 1997).
3.2
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 8, 2000).

3.3
Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 14, 2000).

3.4	Amended and Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 6, 2007).

4.2
StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit A to the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed on April 29, 2016).

5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of EKS&H LLLP.
23.2	Consent of Ernst & Young, LLP.
23.3	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).